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                                    Exhibit 3

            Specimen Certificate: Class A Common Voting Equity Stock

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Number                        Solar Energy, Limited                       Shares

*             * INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE *         *

COMMON VOTING STOCK             CUSIP NO 83415A 10 2         COMMON VOTING STOCK

AUTHORIZED: 50,000,000 SHARES  PAR VALUE: $0.0001  FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK of Solar Energy, Limited a Delaware Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

                                     Dated:

                                                     Initialed by Transfer Agent
                                                         By   Authorized Initial
                                                    MADISON STOCK TRANSFER, INC.
                                                                    P.O. BOX 145
                                                               BROOKLYN NY 11229


Joel S. Dumaresq              =======================             Norman Wareham
President                          Solar Energy,                       Secretary
                                     Limited
                                 Corporate Seal
                                    Delaware
                              =======================